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Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Sun Bancorp, Inc. on Form S-4 of our report dated February 19, 2002, on the financial statements as of December 31, 2001 and for the two years then ended, incorporated by reference to the Annual Report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Parente Randolph, PC

Williamsport, Pennsylvania
September 29, 2003

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  Exhibit 23.4